EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-169222) on Form S-8 of DeVry, Inc. of our report dated March 26, 2013, relating to our audits of the financial statements of The DeVry Inc. Nonqualified Deferred Compensation Plan, which appears in this Annual Report on Form 11-K of The DeVry Inc. Nonqualified Deferred Compensation Plan as of December 31, 2012 and 2011, and for the years ended December 31, 2012, 2011, and 2010.

/s/ McGladrey LLP
Schaumburg, Illinois
March 26, 2013

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